Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

REGISTRATION STATEMENT
(Form Type)

SHIFTPIXY, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457(c)	15,047,022	$0.63	$9,479,623.86	0.0000927	$878.76
	Equity	Warrant Shares	457(c)	376,178	$0.63	$236,992.14	0.0000927	$21.97
Fees Previously Paid

Carry Forward Securities
Carry Forward Securities
Total Offering Amounts	$9,716,616	$900.73
Total Fees Previously Paid		2,120.16
Total Fee Offsets
Net Fee Due		$0

(1)	This Registration Statement registers (i) 2,850,000 shares of Common Stock of the Registrant, and (ii) 12,573,200 shares of Common Stock of the Registrant issuable upon the exercise of certain outstanding warrants, including pre-funded warrants, common stock warrants and warrants issued by the Registrant to A.G.P./Alliance Global Partners and its affiliates for compensation as placement agent in connection with the transactions described herein, issued by the Registrant. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.
(2)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq Capital Market on March 14, 2022.